GABELLI 787 FUND, INC. 485BPOS

Exhibit 28(i)(ii)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A of Gabelli 787 Fund, Inc. as filed with the Securities and Exchange Commission on or about February 26, 2021.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

February 26, 2021